Exhibit 10.111

FIRST MODIFICATION AGREEMENT

     THIS FIRST MODIFICATION AGREEMENT (this “Agreement”), effective as of the 12th day of May 2004, is by and between UNITED BANK, a Virginia banking corporation (the “Bank”); and VERSAR, INC. a Delaware corporation, GEOMET TECHNOLOGIES, LLC, a Maryland limited liability company, VERSAR GLOBAL SOLUTIONS, INC., a Virginia corporation, and VEC, INC., a Pennsylvania corporation and successor to Versar Environmental Company, Inc. (individually and collectively, the “Borrower”).

WITNESSETH THAT:

     WHEREAS, the Bank is the owner and holder of that certain Revolving Commercial Note dated September 26, 2003, in the amount of $5,000,000.00 made by the Borrower payable to the order of the Bank and bearing interest and being payable in accordance with the terms and conditions therein set forth (the “Note”); and

     WHEREAS, the Note is issued pursuant to the terms of a certain Loan and Security Agreement dated September 26, 2003, between the Borrower and the Bank (as amended, extended, increased, replaced and supplemented from time to time, the “Loan Agreement”); and

     WHEREAS, as of the effective date hereof, the principal balance of the Note is $371,379.03 and the parties hereto desire to modify the Loan Agreement.

     NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Loan Agreement is hereby modified as follows:

(a)	In Section I(A), by:

(i)	adding the following new definitions:

     “Application” means (i) that certain Standby Letter of Credit Agreement dated May 12, 2004, between the Borrower and the Bank, requesting the issuance by the Bank of the Standby Letter of Credit, and all extensions, supplements and modifications thereto, and renewals and replacements thereof, or (ii) that certain Bank Guaranty Reimbursement Agreement dated May 12, 2004, between the Borrower and the Bank, requesting the issuance by the Bank of the Bank Guaranty, and all extensions, supplements and modifications thereto, and renewals and replacements thereof; and “Applications” means both of said agreements.

     “Bank Guaranty” means that certain Irrevocable Letter of Bank Down Payment number 5304928-4401, in the amount of ¬116,033.20, issued by the Bank for the account of GEOMET Technologies, LLC, pursuant to the terms of the related Application, and all extensions, supplements and modifications thereto, and renewals thereof.

     “Letter of Credit” means the Bank Guaranty or the Standby Letter of Credit, and “Letters of Credit” means both of said documents.

     “Loan Documents” means the Note, this Agreement, the Applications and any other instrument or agreement which now or hereafter evidences, governs, secures or guaranties the indebtedness evidenced by the Note or either Application, including any loan agreement, deed of trust, subordination agreement, security agreement or guaranty, and all renewals, extensions and modifications thereof and substitutions therefor.

     “Outstanding Letter of Credit Balance” means the sum of (i) the un-drawn amount of the Letters of Credit, plus (ii) all amounts paid by the Bank in connection with drawings under the Letters of Credit for which the Bank has not been reimbursed in accordance with the Applications or this Agreement.

     “Revolving Loan Balance” means, at any time, the outstanding principal balance of Advances plus the Outstanding Letter of Credit Balance, at such time.

     “Standby Letter of Credit” means the Bank’s irrevocable standby letter of credit number 5304928-4501, in the amount of ¬29,009.00, issued by the Bank for the account of GEOMET Technologies, LLC, pursuant to the terms of the related Application, and all extensions, supplements and modifications thereto, and renewals thereof.

                         (ii) deleting the definitions of “Available Credit” and “Obligations”, and replacing them with the following:

     “Available Credit” means that amount (which must be a positive number) obtained by subtracting the Revolving Loan Balance from the Commitment.

     “Obligations” means (i) all amounts now or hereafter payable by the Borrower to the Bank on the Note and the Applications, (ii) all other obligations or liabilities now or hereafter payable by the Borrower pursuant to this Agreement, (iii) all obligations and liabilities now or hereafter payable by the Borrower under, arising out of or in connection with any other Loan Documents and any other instrument or agreement executed in connection with the Note, either Application, or this Agreement, and (iv) all other indebtedness, obligations and liabilities of the Borrower to the Bank, now existing or hereafter arising or incurred, whether or not evidenced by notes or other instruments, and whether such indebtedness, obligations and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, related or unrelated to the loan evidenced by the Note or either Application, similar or dissimilar to the indebtedness arising out of or in connection with the Note, either Application, or this Agreement or of the same or a different class of indebtedness as the indebtedness arising out of or in connection with the Note, either Application, or this Agreement, including, without limitation, any overdrafts in any deposit accounts maintained by the Borrower with the Bank, any indebtedness of the Borrower that is purchased by or assigned to the Bank, and any indebtedness of the Borrower to any assignee of all or a portion of the Note, either Application, or any other obligation referred to in this definition.

(b)	In Section II,

                         (i) By inserting the words “minus the Outstanding Letter of Credit Balance” at the end of the first sentence of Section II(A)(1) and after the words “the Commitment” in Section II(C).

                         (ii) By adding a new subsection (F), as follows:

(F)	Letter of Credit Subfeature.

             (1) As a subfeature under the Commitment, the Bank agrees, on the terms and conditions set forth in this Agreement and in the applicable Applications, to make loans to the Borrower by issuing the Letters of Credit for the account of GEOMET Technologies, LLC, a Borrower. The Letters of Credit shall be denominated in Euros, and the Borrower agrees that the Bank’s conversion rate for U.S. Dollars to Euros, and from Euros to U.S. Dollars, shall at all times be used and, absent manifest error, be final. At no time shall the Bank be required to convert the denomination of the Letters of Credit or any amounts due under this Agreement or the Applications. At no time shall the Outstanding Letter of Credit Balance exceed US$200,000.00 or the Euro equivalent. Each draft paid by the Bank under either Letter of Credit shall, if such amount is less than the Available Credit, be deemed an Advance and shall accrue interest at the rate then applicable under the Note. To the extent the amount of a draft paid by the Bank as aforesaid is greater than the Available Credit, said amount shall be payable by the Borrower ON DEMAND and until paid in full shall accrue interest at the rate then applicable under the Note. The Bank is hereby authorized and directed to debit any deposit account or accounts of the Borrower with the Bank, at its option, to reimburse the Bank for payment of all or any part of said amount.

            (2) Upon the termination of the Commitment for any reason whatsoever, or upon the occurrence of a Default, the Bank may, at its option, demand that the Borrower, within ten (10) days of such demand, arrange for the cancellation of either or both of the Letters of Credit such that the Bank has no further liability under said Letters of Credit, or in the event the Borrower fails to procure the cancellation of either Letter of Credit within such ten (10) day period, demand that the Borrower pay to the Bank, as cash collateral, the remaining amount available to be drawn, if any, under said Letter of Credit and such amount shall thereupon become immediately due and payable. In the event the Borrower pays to the Bank or the Bank collects from the Borrower sums representing the remaining amount available to be drawn under said Letter of Credit, the Bank shall hold such sums in a non-interest-bearing account as security for the Borrower’s obligation to reimburse the Bank for amounts paid by the Bank under said Letter of Credit or otherwise due hereunder. Upon the expiration of said Letter of Credit and the Bank’s reasonable determination that it has no further liability thereunder, the Bank shall repay such sums to the Borrower to the extent they exceed the remaining amounts actually paid by the Bank under said Letter of Credit. The Bank’s rights under this Section II(F) are in addition to other rights and remedies which the Bank may have.

          2. Contemporaneously with the execution and delivery of this Agreement, the Borrower shall execute and deliver to the Bank the Applications, on the Bank’s forms therefor.

          3. The Borrower hereby acknowledges and agrees that, as of the effective date hereof, the unpaid principal balance of the Note is $371,379.03, the Outstanding Letter of Credit Balance is (or will be, at the issuance of both Letters of Credit) ¬145,042.20 and that there are no set-offs or defenses against the Note, either Application, or the Loan Agreement.

          4. The parties to this Agreement do not intend that this Agreement be construed as a novation of the Note or the Loan Agreement.

          5. Except as hereby expressly modified, the Loan Agreement shall otherwise be unchanged, shall remain in full force and effect, and is hereby expressly approved, ratified and confirmed.

          6. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

WITNESS the following signatures and seals.

UNITED BANK		[SEAL]

By:	/S/ Louise M. Wager

Louise M. Wager, Senior Vice President

VERSAR, INC.		[SEAL]

By:	/S/ Lawrence W. Sinnott

Name: Lawrence W. Sinnott
Title: Sr. V.P. & CFO

GEOMET TECHNOLOGIES, LLC		[SEAL]

By:	/S/ Lawrence W. Sinnott

Name: Lawrence W. Sinnott
Title: V.P. and Treasurer

VERSAR GLOBAL SOLUTIONS, INC.		[SEAL]

By:	/S/ Lawrence W. Sinnott

Name: Lawrence W. Sinnott
Title: V.P. and Treasurer

VEC, INC.		[SEAL]

By:	/S/ Lawrence W. Sinnott

Name: Lawrence W. Sinnott
Title: V.P. and Treasurer